Exhibit (i) under Form N-1A
                                               Exhibit 5 under Item 601/Reg SK




                          LEGALITY OF SHARES OPINION

                         GOLDEN OAK(R) FAMILY OF FUNDS
                             5800 CORPORATE DRIVE
                          PITTSBURGH, PA 15237-7010
                                (412) 288-1900

                                June 13, 2002



The Trustees of

Golden Oak(R) Family of Funds
5800 Corporate Drive
Pittsburgh, PA  15237-7010

Ladies and Gentlemen:

      Golden Oak(R) Family of Funds (the "Trust"), a Delaware business trust, proposes to acquire the assets of Golden Oak Funds, portfolios of The Arbor Fund.

      As counsel I have reviewed the appropriate documents relating to the organization of the Trust, its registration under the Investment Company Act of 1940, the registration of its securities on Form N-1A under the Securities Act of 1933 and participated in the drafting of the N-1A Initial Registration Statement. Specifically, I have examined and am familiar with the written Agreement and Declaration of Trust dated May 15, 2002, the Bylaws of the Trust, and such other documents and records deemed relevant for the purpose of rendering this opinion. I have also reviewed questions of law and consulted with counsel thereon as deemed necessary or appropriate by me for the purposes of this opinion.

        Based upon the foregoing, it is my opinion that:

       1. The Trust is duly organized and validly existing pursuant to the Agreement and Declaration of Trust.

    2. The Shares which are currently being registered by the N-1A Initial Registration Statement may be legally and validly issued in accordance with the Agreement and the Declaration of Trust upon receipt of consideration sufficient to comply with the provisions of the Agreement and Declaration of Trust and subject to compliance with the Investment Company Act of 1940, as amended, and applicable state laws regulating the sale of securities. Such Shares, when so issued, will be fully paid and non-assessable.

        I hereby consent to the filing of this opinion as an exhibit to the N-1A Initial Registration Statement referred to above and to any application or registration statement filed under the securities laws of any of the States of the United States.

                                                   Very truly yours,


                                                   /s/ C. Grant Anderson
                                                   C. Grant Anderson
                                                   Assistant Secretary
                                                   Golden Oak(R)Family of Funds